UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

HERBST GAMING, LLC

(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV  89118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2011, Herbst Gaming, LLC (the “Company”) entered into a consulting agreement with Hotspur Casinos Nevada, Inc. (“Hotspur”) under which the Company will provide consulting services with respect to a casino managed by Hotspur.  The consulting agreement became effective as of May 1, 2011.

Under the terms of the consulting agreement, the Company will advise and make recommendations to Hotspur concerning Hotspur’s operation of its casino, which will be directed and supervised by David D. Ross, the Company’s Chief Executive Officer.  The consulting services to be provided by the Company include, among other items, the preparation and submission to Hotspur of a proposed five year strategic plan for the casino and the preparation of an annual budget for the operation of the casino.

Under the consulting agreement, the Company is entitled to receive a monthly interim fee until the commencement date.  The commencement date of the consulting agreement is defined as the earlier of April 1, 2012 or the date on which certain third party approvals have been obtained by Hotspur.  Following the commencement date, the Company is entitled to receive an annual consulting fee, payable monthly, and, subject to certain approvals from the gaming authorities, an incentive fee if Hotspur’s EBITDA (as defined in the consulting agreement) exceeds certain thresholds.  The Company is entitled to receive an incentive fee, in addition to the annual consulting fee, in any year in which Hotspur’s EBITDA equals or exceeds the respective threshold EBITDA for that particular year in an amount equal to 7% of Hotspur’s EBITDA in excess of the respective threshold.  The Company is also entitled to be reimbursed for certain reasonable expenses and professional fees.

In addition, the Company has agreed not to, without the prior written consent of Hotspur, to acquire any interest or enter into any management or consulting agreement in a gaming establishment operating under a nonrestricted gaming license as a casino, subject to certain exceptions, within five miles of the Hotspur casino or certain casinos set forth in the consulting agreement.

The consulting agreement also includes customary confidentiality and nonsolicitation provisions as well as customary representations, warranties and covenants by the Company and Hotspur and provides for indemnification by each of the Company and Hotspur against certain liabilities arising out of or in connection with third party claims arising from the other party’s negligence or willful misconduct or breach of the consulting agreement.

The consulting agreement will terminate on the earliest to occur of (i) termination of the consulting agreement resulting from an event of default or other right of termination set forth in the consulting agreement, (ii) the dissolution of Hotspur, (iii) termination of the consulting agreement resulting from a performance test failure (as defined in the consulting agreement) or (iv) three years from the commencement date of the consulting agreement.

Item 5.02. Departure of Directors; Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2011, the Board of Directors (the “Board”) of the Company appointed John Christopher Krabiel, 47, as Chief Financial Officer and Treasurer of the Company.  In connection with Mr. Krabiel’s appointment, Donna Lehmann, the Company’s former principal financial officer has been appointed as Senior Vice President, Finance of the Company.

Since January 10, 2011, Mr. Krabiel has served as the Company’s Vice President of Operations.  Prior to joining the Company, and since August 2004, Mr. Krabiel served as Vice President of Operational Finance of Boyd Gaming Corporation.  Prior to joining Boyd Gaming Corporation, Mr. Krabiel held various operational and financial positions with other casino gaming and resort entertainment companies since 1988.  Mr. Krabiel received a Bachelor of Science degree from California Lutheran University and a Master of Business Administration from the University of Nevada, Reno.

The employment agreement with Mr. Krabiel provides that in the event that the Company chooses to terminate him for any reason other than “cause,” he would receive a severance payment equal to the remainder of the term of his agreement.

“Cause” is defined in the agreement as: (i) the indictment of, or formal charge against, the executive for any felony or any other offense involving embezzlement or misappropriation of funds, or any act of moral turpitude, dishonesty or lack of fidelity; (ii) the confession by the executive of embezzlement or misappropriation of funds, or any act of moral turpitude, dishonesty or lack of fidelity; (iii) the payment (or, by the operation solely of the effect of a deductible, the failure of payment) by a surety or insurer of a claim under a fidelity bond issued for the benefit of the Company reimbursing the Company for a loss due to the wrongful act, or wrongful omission to act, of the executive; (iv) the executive’s failure ot obey the reasonable and lawful orders of the board or directors of the Company or the Company’s Chief Executive Officer, (v) the executive’s misconduct or gross negligence in the performance of, or willful disregard of, his duties and responsibilities to the Company; (vi) the denial, revocation or suspension of a license, qualification or certificate of suitability to the executive by any Gaming Authority (as defined in the employment agreements) or the reasonable likelihood that the same will occur; (vii) the executive’s refusal to submit to, or testing positive for unlawful substances as a result of, random drug testing, and/or (viii) any action or failure to act by the executive that the Company reasonably believes, as a result of a communication or action by any Gaming Authority or on the basis of the Company’s consultations with its gaming counsel and/or other professional advisors, will likely cause any Gaming Authority to: (A) fail to license, qualify and/or approve the Company to own and operate a gaming business; (B) grant any such licensing, qualification and/or approval only upon terms and conditions that are unacceptable to the Company; (C) significantly delay any such licensing, qualification and/or approval process; or (D) revoke or suspend any existing license.

In connection with Mr. Krabiel joining the Company in January 2011, the Company and Mr. Krabiel entered into a letter agreement, executive severance agreement and duty of loyalty agreement (collectively, the “Krabiel Employment Agreements”), in each case, dated as of January 21, 2011.  Pursuant to the Krabiel Employment Agreements, the Company has agreed to employ Mr. Krabiel for an initial term of two years with an effective commencement date of January 10, 2011.  The Krabiel Employment Agreements provide for a base salary of $250,000 per year, and an annual bonus of at least 20% of his base salary and eligibility to receive a discretionary bonus in excess of such guaranteed annual bonus based on the Company’s actual performance with respect to specified objectives for the applicable fiscal year relative to (i) a budget approved by the Board for such fiscal year and (ii) Mr. Krabiel’s performance.  Mr. Krabiel is eligible to participate in the Company’s 2011 Long-Term Incentive Plan.

In the event of termination of the Krabiel Employment Agreements by the Company for “cause”, or by Mr. Krabiel due to death, disability or resignation, the Krabiel Employment Agreements provide that he will receive from the Company (i) earned but unpaid base salary, (ii) accrued and unused paid time off, (iii) reimbursement for incurred but unpaid expenses, and (iv) vested rights to other benefits as provided in any applicable pension or welfare plan of the Company (the benefits in the foregoing clauses (i) — (iv), the “Termination Payments”).  In the event of the termination of Mr. Krabiel’s employment by the Company without “cause,” the Krabiel Employment Agreements provide that he will receive (a) the Termination Payments, (b) the continued payment of his base salary for the remainder of the initial term, (c) continued medical coverage under the Company’s group medical plan until the earlier of (i) the remainder of the term of his employment agreement and (ii) the date on which Mr. Krabiel becomes eligible for coverage provided by any other entity following termination, and (d) the guaranteed 20% bonus payable to him pursuant to the Krabiel Employment Agreements.

Pursuant to the Krabiel Employment Agreements, Mr. Krabiel has agreed to certain restrictive covenants during the term of his employment and for specified periods following termination, including not divulging confidential information, assigning all intellectual property conceived or developed by Mr. Krabiel during the term of his employment, noninterference with business relationships, noncompetition and nonsolicitation.  Mr. Krabiel cannot engage in competition with the Company or own any interest in or perform any services for any business engaged in competition with the Company in the specified restricted area during any period in which Mr. Krabiel is employed by or receiving severance payments from the Company.

The foregoing summary of the Krabiel Employment Agreements does not purport to be complete and is subject to and qualified in its entirety by the full text of each of the Letter Agreement, the Severance Agreement and the Duty of Loyalty Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively.

In connection with Mr. Krabiel’s appointment, the Company and Ms. Lehmann entered into an amendment (the “Amendment”), dated May 3, 2011, to that certain Letter Agreement, dated January 11, 2011.  The Amendment, among other things, included a decrease by $25,000 in the projected value of Ms. Lehmann's March 2011 option grant.  The full text of the Amendment is filed as Exhibit 10.4 to this report and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Letter Agreement regarding offer of employment, dated as of January 21, 2011, from Herbst Gaming, LLC to, and acknowledged by, John Christopher Krabiel.

10.2	Executive Severance Agreement, dated as of January 21, 2011, between Herbst Gaming, LLC and John Christopher Krabiel.

10.3	Duty of Loyalty Agreement, dated as of January 21, 2011, between Herbst Gaming, LLC and John Christopher Krabiel.

10.4	Amendment to Letter Agreement, dated as of May 3, 2011, from Herbst Gaming, LLC to, and acknowledged by, Donna Lehmann.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, LLC

Date: May 9, 2011	By:	/s/ MARC H. RUBINSTEIN
Marc H. Rubinstein
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Letter Agreement regarding offer of employment, dated as of January 21, 2011, from Herbst Gaming, LLC to, and acknowledged by, John Christopher Krabiel.

10.2	Executive Severance Agreement, dated as of January 21, 2011, between Herbst Gaming, LLC and John Christopher Krabiel.

10.3	Duty of Loyalty Agreement, dated as of January 21, 2011, between Herbst Gaming, LLC and John Christopher Krabiel.

10.4	Amendment to Letter Agreement, dated as of May 3, 2011, from Herbst Gaming, LLC to, and acknowledged by, Donna Lehmann.